EXHIBIT 10.2.32
                     CHARMING SHOPPES, INC.

               EMPLOYEES' RETIREMENT SAVINGS PLAN

        As Amended and Restated Effective January 1, 1998
       Including Amendments Adopted Through August 1, 2001

SECTION 1 DEFINITIONS                                          1
SECTION 2 MEMBERSHIP IN THE PLAN                               9
     2.1  Current Members                                      9
     2.2  Employees Under the Modern Woman and Catherine's
          Plans                                                9
     2.3  M and A Joint Venture LLC Employees                  9
     2.4  New or Reemployed Members                            9
     2.5  Union Employees Excluded                             9
     2.6  Changes in Category                                  9
SECTION 3 CONTRIBUTIONS                                       10
     3.1  Basic Contributions                                 10
     3.2  Matching Contributions                              10
     3.3  Adjustments to Contribution Limits                  10
     3.4  Profit Sharing Contributions                        10
     3.5  Rollover Contributions                              10
     3.6  Adjustments to Contributions                        11
     3.7  Distribution of "Excess Elective Deferral" Amounts  11
     3.8  Overall Limits on Contributions                     12
     3.9  Permitted Employer Refunds                          13
     3.10 Timing of Deposits                                  14
     3.11 Deduction Limits                                    14
     3.12 Allocation of Contributions                         14
     3.13 Contributions For Periods of Qualified Military
          Service                                             14
SECTION 4 MEMBER ACCOUNTS                                     16
     4.1  Establishment of Accounts                           16
     4.2  Valuation of Accounts                               16
     4.3  Adjustment to Accounts                              16
     4.4  Directed Investments                                17
     4.5  Administration of Investments                       17
     4.6  Investments For Terminated Members                  17
SECTION 5 VESTING AND FORFEITURES                             18
     5.1  Vesting Schedule                                    18
     5.2  Vesting Schedule with Respect to Moder Woman Match
          Account                                             18
     5.3  Forfeitures                                         19
     5.4  Change in Vesting Schedule                          19
SECTION 6 DISTRIBUTIONS                                       21
     6.1  Distribution of Benefit                             21
     6.2  Election of Benefits                                21
     6.3  Optional Forms of Payment                           21
     6.4  Rehire Prior to Distribution of Benefit
          Distribution                                        23
     6.5  Rehire Prior to Incurring Five Consecutive Breaks
          in Service                                          23
     6.6  Death Prior to Distribution                         23
     6.7  Distribution Limitation                             23
     6.8  Mandatory Distributions                             23
     6.9  Earnings on Undistributed Benefits                  24
     6.10 Direct Rollovers                                    24
SECTION 7 WITHDRAWALS AND LOANS                               25
     7.1  Withdrawals                                         25
     7.2  Loans                                               27
SECTION 8 ACTUAL DEFERRAL AND ACTUAL CONTRIBUTION PERCENTAGE
     TESTING                                                  33
     8.1  Actual Deferral Percentage Test                     33
     8.2  ADP Formula                                         33
     8.3  Calculation and Correction of Excess Basic
          Contributions                                       34
     8.4  Failure to Correct Excess Basic Contributions       34
     8.5  Distribution of Excess Basic Contributions          34
     8.6  Additional Basic and Matching Contributions         34
     8.7  Matching Contributions                              35
     8.8  Actual Contribution Percentage Test                 35
     8.9  ACP Formula                                         35
     8.10 Calculation and Correction of Excess Aggregate
          Contributions                                       36
     8.11 Distribution of Excess Aggregate Contribution       37
     8.12 Additional Contributions                            37
     8.13 Forfeitures                                         37
     8.14 Aggregate Limit                                     37
     8.15 Special Rules                                       38
SECTION 9 TOP-HEAVY PROVISIONS                                39
     9.1  Top-Heavy Preemption                                39
     9.2  Top-Heavy Definitions                               39
     9.3  Aggregation of Plans                                41
     9.4  Minimum Contribution Rate                           41
     9.5  Deposit of Minimum Contribution                     41
     9.6  Combined Defined Benefit and Defined Contribution
          Plans                                               41
SECTION 10 DESIGNATION OF BENEFICIARY                         43
     10.1 Named Beneficiary                                   43
     10.2 No Named Beneficiary                                43
SECTION 11 MANAGEMENT OF THE FUND                             44
     11.1 Contribution Deposited to Trust                     44
     11.2 No Reversion to Employer                            44
SECTION 12 DISCONTINUANCE AND LIABILITIES                     45
     12.1 Termination                                         45
     12.2 No Liability for Employer                           45
     12.3 Administrative Expenses                             45
     12.4 Nonforfeitability Due to Termination                45
     12.5 Exclusive Benefit Rule                              45
     12.6 Mergers                                             46
     12.7 Non-Allocated Trust Assets                          46
SECTION 13 ADMINISTRATION                                     47
     13.1 Appointment of Plan Administrator                   47
     13.2 Responsibilities and Duties                         47
     13.3 Claims Procedure                                    48
     13.4 Trustee Has Authority to Invest                     49
     13.5 Indemnification                                     49
     13.6 Removal For Personal Involvement                    49
SECTION 14 AMENDMENTS                                         50
     14.1 Amendment Restrictions                              50
     14.2 Amending the Plan                                   50
     14.3 Retroactive Amendments                              50
SECTION 15 MISCELLANEOUS                                      51
     15.1 "Spendthrift" Provision                             51
     15.2 QDRO Exception                                      51
     15.3 No Guarantee of Employment                          51
     15.4 Controlling Law                                     52

                     CHARMING SHOPPES, INC.

              EMPLOYEES' RETIREMENT SAVINGS PLAN


WHEREAS CHARMING SHOPPES, INC. (the "Plan Sponsor") adopted the
Charming Shoppes, Inc. Employees' Savings Plan effective May 1,
1983, and subsequently amended and restated the plan effective
January 1, 1984; and

WHEREAS the Plan Sponsor adopted the Charming Shoppes, Inc.
Employees' Profit Sharing Plan effective February 1, 1982, and subsequently amended and restated the plan effective January 1, 1984; and

WHEREAS the Plan Sponsor merged said plans and, as a result of the merger, the name of the merged plan is the Charming Shoppes, Inc. Employees' Retirement Savings Plan (the "Plan") effective
January 1, 1989;

WHEREAS, the Plan was amended and restated in its entirety to reflect the merger and to comply with the Tax Reform Act of 1986, effective January 1, 1989; and

WHEREAS, the Plan was amended and restated in its entirety to comply with the Small Business Job Protection Act of 1996 and recent regulations and to make certain other desirable changes, effective January 1, 1997 (with certain amendments through January 1, 1998); and

WHEREAS, the Plan was amended and restated in its entirety to comply with the Tax Reform Act of 1997, to incorporate loan provisions, to increase the employer matching contribution and to make certain other desirable changes, effective January 1, 1997 (with certain amendments adopted after September 10, 1997 and effective through March 25, 1998); and

WHEREAS, the Plan Sponsor desires to amend and restate the Plan in its entirety to comply with the Internal Revenue Service Restructuring and Reform Act of 1998, effective January 1, 1998, and to remove optional forms of payment, as provided under recent Treasury regulations, effective August 1, 2001; and

WHEREAS, the Plan Sponsor desires to amend and restate the Plan in its entirety to reflect the mergers of the Modern Woman, Inc. Savings and Profit Sharing Plan and the Catherine's Profit Sharing and Retirement Savings Plan into the Plan, effective February 1, 2000 and May 1, 2000, respectively; and to reflect the participation of eligible employees of M and A Joint Venture LLC in the Plan, effective February 3, 2001;

NOW, THEREFORE, the Plan Sponsor adopts the following amended and restated Charming Shoppes, Inc. Employees' Retirement Savings Plan. Except where a different effective date is provided herein, the Plan as amended and restated shall apply only to an Employee who terminates employment on or after February 3, 2001. The rights and benefits, if any, of other employees shall be determined in accordance with the provisions of the Plan as it existed prior to such date.

SECTION 1

DEFINITIONS

The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context; and the following rules of interpretation shall apply in reading this instrument. Pronouns shall be interpreted so that the masculine pronoun shall include the feminine and the singular shall include the plural. The words "hereof," "herein" and other singular compounds shall refer to the Plan in its entirety and not to any particular provision or section, unless so limited by the text. All references herein to specific sections shall mean sections of this document unless otherwise qualified.

1.1 Accrued Benefit means the sum of the balance in the Member's Basic Contribution Account, Top-Heavy Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account, Rollover Contribution Account, Modern Woman Match Account, and ARG Match and Profit Sharing Account.

1.2 Actual Contribution Ratio (ACR), with respect to any Member for a Plan Year, means a fraction the numerator of which equals the Matching Contributions paid to the Trust for a Plan Year on behalf of such Member and the denominator of which equals the Member's Compensation (as defined in Section 1.14.B.) for the Plan Year.

1.3 Actual Deferral Ratio (ADR), with respect to any Member for a Plan Year, means a fraction the numerator of which equals the Basic Contributions paid to the Trust for the Plan Year on behalf of such Member and the denominator of which equals the Member's Compensation (as defined in Section 1.14.B.) for the Plan Year.

1.4 Additional Basic Contribution means a qualified nonelective contribution as defined in Treasury regulation 1.401(k)-
     1(g)(13)(ii).

1.5  Affiliated Company means the Employer and:
     A. any corporation which is a member of a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C);

     B. any organization under common control with the Employer within the meaning of section 414(c) of the Code;

     C. any organization which is included with the Employer in an affiliated service group within the meaning of section 414(m) of the Code; or

     D. any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

1.6 Annual Addition means the total for the Limitation Year of the items listed below allocated to the account of an Employee under all defined contribution plans sponsored by an Affiliated Company (except that, for the purpose of this Section, "more than 50%" shall be substituted for "80%" each place it appears in section 1563(a)(1) of the Code):

     A.   employer contributions;

     B.   forfeitures;

     C.   employee contributions; and

     D. amounts described in section 415(l)(1) and 419A(d)(2) of the Code;

     E. except that, the Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat employee contributions as an Annual Addition.
1.7 ARG Match and Profit Sharing Account means an account established and maintained on behalf of a Member to which amounts that were previously transferred from the ARG Savings Plan into the Modern Woman Savings and Profit Sharing Plan are transferred under Section 4.1, including any gains or losses of the Trust attributable thereto.

1.8 Basic Contribution means an elective deferral made by a Member pursuant to Section 3.1 of the Plan.

1.9 Basic Contribution Account means an account established and maintained on behalf of a Member to which his Basic Contributions are allocated.

1.10 Beneficiary means the person, persons, or trust designated by written, revocable designation filed with the Plan
     Administrator by the Member to receive payments in the event of such Member's death.

1.11 Board means the Board of Directors of the Plan Sponsor and any committee duly appointed by the Board.

1.12 Break in Service means a Plan Year during which a Member is not credited with more than 500 Hours of Service.

1.13 Code means the Internal Revenue Code of 1986, and the same as may be amended from time to time.

1.14 Compensation means,
     A. except as hereafter specified, salary and wages, overtime pay, fees, tips, profits, bonuses and commissions paid by the Employer to an Employee, including the Basic Contribution made hereunder during the Plan Year and elective deferrals made pursuant to section 125 of the Code, and all other earnings reportable under sections 6041 and 6051 of the Code on Form W-2 received by an Employee from the Employer during the portion of the Plan Year in which the Employee is eligible to make contributions under Section 3.1, but excluding all other Employer contributions to benefit plans and all other forms of compensation such as that which is received due to the exercise of stock options. Compensation in excess of the dollar limitation in effect under section 401(a)(17) of the Code shall be disregarded.

     B.   for purposes of the nondiscrimination tests set forth in
          Section 8, and except as provided in section 414(s) of the Code, Compensation means any income received by the Employee from the Employer in accordance with section 415(c)(3) of the Code, for the Plan Year for which compliance with the tests is being measured.

     C.   for purposes of the limitations and requirements of section
          415 of the Code as set forth in Section 3.8, Compensation means the amounts described in Section 1.14.A. received by the Employee for the entire Plan Year, but specifically excluding the following:

          (1) contributions made by an Affiliated Company to a deferred compensation plan which are not includible in the Employee's gross income for the taxable year in which contributed;

          (2) Affiliated Company contributions made on behalf of an Employee to a SEP prior to January 1, 1998 (to the extent deductible by the Employee under section 219(b)(2) of the Code);

          (3) distributions from a deferred compensation plan (other than from an unfunded nonqualified plan when includible in gross income);

          (4) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (5) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (6) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income); Affiliated Company contributions applied toward the purchase of an annuity contract described in section 403(b) of the Code; or, prior to January 1, 1998, any amount which is contributed by the Affiliated Company pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee pursuant to section 125 of the Code.

1.15 Disability means the inability of a Member to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of a long-continued and indefinite duration. The determination of the existence or non-existence of Disability shall be based solely upon the Member's eligibility for Social Security disability benefits.

1.16 Dollar Limit means the dollar limitation under section
     402(g) of the Code in effect for a calendar year.

1.17 Early Retirement Date means the date on which a Member has attained age 55 and has completed at least six Years of Service.

1.18 Effective Date of this restated Plan means January 1, 1998.

1.19 Eligible Employee means any Employee of the Employer who satisfies the following conditions:

     A.   he has attained at least age 21;

     B.   he has been employed by the Employer for an Eligibility
          Computation Period during which he is credited with at least 1,000 Hours of Service;

     C. he is not an Employee covered under a collective bargaining agreement with respect to which retirement benefits were the subject of good faith negotiations unless the collective bargaining agreement otherwise provides; and

     D. he is not a leased employee within the meaning of section 414(n) of the Code.

1.20 Eligibility Computation Period means:

     A. the twelve-consecutive-month period commencing with the date an Employee first is credited with an Hour of Service; and

     B. thereafter any Plan Year commencing with the Plan Year in which occurs the first anniversary of the date an Employee first is credited with an Hour of Service after his hire or rehire, whichever is applicable.

1.21 Employee means an individual in the employ of an Affiliated Company and a leased employee within the meaning of section 414(n) of the Code. "Employee" shall not include any individual classified by an Employer or an Affiliated Company as an independent contractor or any other individual who is not classified by an Employer or an Affiliated Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding obligation. If an individual in such a non-employee classification is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if an Employer or Affiliated Company is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by an Employer or Affiliated Company in settlement of any claim or action relating to such individual's employment status), such individual shall not become eligible to become a Participant in this Plan by reason of such reclassification or determination.

1.22 Employer means the Plan Sponsor and any other business organization which succeeds to its business and elects to continue this Plan, and any Affiliated Company which adopts this Plan with the consent of the Plan Sponsor.

1.23 Entry Date means the first day of each calendar quarter.

1.24 ERISA means the Employee Retirement Income Security Act of
     1974, and the same as may be amended from time to time.

1.25 Fund means all assets of the Trust.

1.26 General Account means an account established and maintained in the Trust which is increased by amounts contributed by the Employer and investment earnings thereon, and is decreased to the extent that amounts are allocated to Members' accounts or applied to pay expenses, in accordance with the terms of the Plan and
     Section 1.6 of the Trust.

1.27 Highly Compensated Employee shall be defined in a manner consistent with section 414(q) of the Code and the regulations promulgated thereunder and means:

     A. any active Employee who, with respect to the Employer, performs service during the determination year and who

          (1) was at any time during the determination year or the look-back year a 5% owner (as defined in section 416(i)(1)(B)(i) of the Code); or

          (2) for the look-back year, received Compensation from the Employer in excess of $80,000, as adjusted by the Secretary in accordance with section 414(q) of the Code.

     B. The terms "determination year" and "look-back year" mean, respectively, the Plan Year and the twelve-month period immediately preceding the determination year.

     C. A Highly Compensated former Employee includes any Employee who separated or was deemed to have separated from service prior to the determination year, performs no service for the Employer during the determination year, and was an active Highly Compensated Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

     D. "Compensation" for the purpose of this Section 1.27 is as defined in Section 1.14.C.

1.28 Hour of Service means each hour for which an Employee is directly or indirectly paid or entitled to be paid by an Affiliated Company for the performance of employment duties and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Affiliated Company. These hours shall be credited to an Employee for the computation period during which his employment duties were performed or to which a back pay agreement or award pertains irrespective of when payment is made. No Employee shall be credited with duplicate Hours of Service as a result of a back pay agreement or award. An Employee shall also be credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by an Affiliated Company on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or Leave of Absence; provided, however, that not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties, and provided further that no credit shall be given if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

     A. For purposes of determining the number of Hours of Service completed in any applicable computation period, the Plan Administrator may maintain accurate records of actual hours completed for all Employees. The number of Hours of Service to be credited to an Employee for periods during which no employment duties are performed shall be determined in accordance with sections 2530.200b-2(b) and 2530.200b-2(c) of the Department of Labor regulations in Title 29 of the Code of Federal Regulations.

     B. If the Plan Administrator does not maintain records of actual Hours of Service, an Employee shall be credited with 45 Hours of Service for each week in which such Employee would otherwise be credited with at least one Hour of Service.

     C. Solely for the purpose of preventing a Break in Service, an Employee shall be credited with Hours of Service during an absence by reason of:

          (1)  the pregnancy of the Employee;

          (2)  the birth of a child of the Employee;

          (3) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

          (4) for purposes of caring for a child beginning immediately after such birth or placement;

          provided the Employee shall, during the period of his absence, be credited with the number of Hours of Service which would have been credited to him at his normal work rate but for such absence, or, if the number of Hours of Service based on a normal rate is indeterminable, the Employee shall be credited with eight Hours of Service per day of such absence. Notwithstanding the foregoing, the Employee shall be credited with no more than 501 Hours of Service during said absence. These hours shall be credited to the Break in Service computation period in which the absence began if necessary to avoid a Break in Service or, if not necessary, then to the following computation period. The Employee shall be responsible for reporting to the Plan Administrator any Hours of Service that are to be credited under this Section
          1.28. Nothing contained in the Section shall be deemed to expand or extend any maternity or paternity leave policy of the Employer.

     D. Effective December 12, 1994, an Employee who is absent by reason of Qualified Military Service and who returns to employment within the time that his reemployment rights are protected by federal law shall be granted credit for Hours of Service during such period of Qualified Military Service.

1.29 Leave of Absence means any temporary absence from employment authorized by the Employer based on its normal practices.

1.30 Limitation Year means the Plan Year.

1.31 Matching Contribution means a contribution made by the Employer pursuant to Section 3.2 of the Plan.

1.32 Matching Contribution Account means an account established and maintained on behalf of a Member to which his Matching
     Contributions are allocated.

1.33 Member means any Eligible Employee included in the membership of the Plan as provided in Section 2 hereof, as well as any Employee who has made a Rollover Contribution to the Plan pursuant to Section 3.5. A Member shall continue to be a Member as long as he has an Accrued Benefit hereunder.

1.34 Modern Woman Match Account means an account established and maintained on behalf of a Member to which matching contributions that were previously contributed under the Modern Woman Savings and Profit Sharing Plan are transferred under Section 4.1, including any gains or losses of the Trust attributable thereto.

1.35 Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.36 Normal Retirement Date means the Member's 65th birthday.

1.37 Plan means Charming Shoppes, Inc. Employees' Retirement
     Savings Plan as set forth herein and the same as may be amended from time to time.

1.38 Plan Administrator means the individual or committee appointed under Section 13.1 hereof.

1.39 Plan Sponsor means Charming Shoppes, Inc. or its successor.

1.40 Plan Year means the period from January 1 through December
     31.

1.41 Profit Sharing Contribution means a contribution made by the Employer pursuant to Section 3.4 of the Plan.

1.42 Profit Sharing Contribution Account means an account established and maintained on behalf of a Member to which his Profit Sharing Contributions are allocated.

1.43 Qualified Military Service means service in the uniformed services (as defined in Chapter 43 of title 38, United States
     Code) by an Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

1.44 Retirement means the termination of a Member's employment with the Employer on his Early Retirement Date or Normal
     Retirement Date or such later date on which he actually terminates employment.

1.45 Rollover Contribution means a contribution made by an Employee pursuant to Section 3.5 of the Plan.

1.46 Rollover Contribution Account means an account established and maintained on behalf of a Member to which his Rollover
     Contributions are allocated.

1.47 Spouse means the husband or wife of a Member on the earlier of the date on which payment of benefits under the Plan commences or the Member dies. However, if the Member should die prior to the date benefits under the Plan would have commenced to him, then the Spouse shall be the husband or wife to whom the Member had been married throughout the one-year period preceding the date of his death.

1.48 Top-Heavy Contribution means a contribution made by the Employer pursuant to Section 9 of the Plan.

1.49 Top-Heavy Contribution Account means an account established and maintained on behalf of a Member to which his Top-Heavy
     Contributions, if any, are allocated.

1.50 Trust means a trust, intended to qualify under section
     501(a) of the Code, which constitutes the legal agreement between the Plan Sponsor and the Trustee fixing rights and liabilities with respect to managing and controlling the Fund for the purposes of the Plan.

1.51 Trustee means the individual or entity designated by the Board as trustee(s) of the Trust.

1.52 Valuation Date means each business day of the Plan Year or such other less frequent dates as may be selected by the Plan Administrator to accommodate the nature, management and administration of specified investment funds.

1.53 Year of Service means the period of service with an Affiliated Company used to determine vesting pursuant to Section 5 of the Plan as follows:

     A. for Years of Service prior to January 1, 1989, any period which was a year of service under such plan in effect on December 31, 1988, shall constitute a Year of Service hereunder;

     B. for Years of Service after January 1, 1989, except as provided in paragraph C. of this Section, each twelve-consecutive-month computation period during which the Member is credited with at least 1,000 Hours of Service. Except for eligibility purposes herein, the computation period shall be the Plan Year. For purposes of eligibility, such computation period shall be the Eligibility Computation Period:

          (1) If an Employee is rehired prior to incurring a Break in Service, his Years of Service shall be computed as though his service had not been severed.

          (2) Years of Service shall be determined as if all Affiliated Companies were a single employer, excluding, however, employment during periods when the employing entity was not a member of the group of Affiliated Companies.

          (3) If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

     C. For purposes of eligibility and/or vesting under the Plan, all years of service with Modern Woman, Inc., Catherines Stores Corporation, Monsoon Twilight, Inc. and/or M and A Joint Venture LLC shall be treated as Years of Service with the Employer.

     D.   Effective December 12, 1994, each period of Qualified
          Military Service served by an Employee is, upon reemployment by the Employer within the time during which the Employee's right to reemployment is protected by law, is deemed to constitute service with the Employer for purposes of determining an Employee's "Years of Service" under Section 5.

     E. If a Member incurs a Break in Service, his Years of Service before that Break in Service (and not disregarded by reason of any prior Break in Service) shall be taken into account only if following the Break in Service the Member completes one Year of Service, and:

          (1) before the Break in Service the Member had a vested interest in his Accrued Benefit;

          (2) effective for consecutive Breaks in Service ending before January 1, 1985, the aggregate number of the Member's Years of Service before the Break in Service (and not disregarded by reason of any prior Break in Service) equal or exceed the aggregate number of his consecutive Breaks in Service; or
          (3) effective for consecutive Breaks in Service ending on or after January 1, 1985, the aggregate number of the Member's consecutive Breaks in Service is less than five.


SECTION 2

MEMBERSHIP IN THE PLAN


2.1 Current Members. Each Employee who was a Member on the date immediately preceding the Effective Date shall continue as a Member hereunder. Each other Employee who is an Eligible Employee as of the Effective Date shall become a Member of the Plan on such date.

2.2  Employees Under the Modern Woman and Catherine's Plans.
     Each Employee who was a participant in (a) the Modern Woman Savings and Profit Sharing Plan on January 31, 2000 and who was employed by the Employer on February 1, 2000, or (b) the Catherine's Profit Sharing and Retirement Savings Plan on April 30, 2000 and who was employed by the Employer on May 1, 2000, shall automatically be a Member under this Plan as of his date of employment with the Employer. Any Salary Reduction Agreement and any investment elections in effect under the Modern Woman Savings and Profit Sharing Plan or the Catherine's Profit Sharing and Retirement Savings Plan shall continue in effect.

2.3 M and A Joint Venture LLC Employees. Each Employee who was an employee of M and A Joint Venture LLC on February 2, 2001, and who was employed by the Employer on February 3, 2001 shall automatically be a Member under this Plan as of his date of employment with the Employer.

2.4 New or Reemployed Members. Each other Employee shall become a Member on the Entry Date coincident with or next following the date he qualifies as an Eligible Employee. A reemployed Employee shall become a Member on the next Entry Date following his date of reemployment if he had become eligible prior to his reemployment but had not yet become a Member. A reemployed Employee who was previously a Member shall be eligible to participate in the Plan as of the date of his reemployment.

2.5 Union Employees Excluded. An Eligible Employee whose terms and conditions of employment become subject to the terms of a collective bargaining agreement shall not become ineligible during the period between the selection of the union and the execution of the first collective bargaining agreement which covers him. However, an Eligible Employee covered by a collective bargaining agreement wherein retirement benefits, whether or not provided, were the subject of good faith bargaining between the representative of such Eligible Employee and the Employer shall not be eligible for continued participation unless the collective bargaining agreement provides for continued participation.

2.6 Changes in Category. If an ineligible Employee's status changes to a category of eligibility, he shall become a Member on the date his status changes or, if later, the Entry Date on which he has satisfied the requirements of Section 1.19. If a Member's status changes to a category of ineligibility, he shall cease to participate in contributions under Section 3 as of such date.



SECTION 3

CONTRIBUTIONS

3.1  Basic Contributions.  Each Member who is an Eligible
     Employee may authorize the Employer to reduce his Compensation by any whole percentage up to 15% of such Compensation, subject to the Dollar Limit and limits of Section 3.8. Such amount shall be allocated as Basic Contributions hereunder to the Member's Basic Contribution Account.

     Each Eligible Employee shall file a written election form with the Plan Administrator specifying the portion of his Compensation that is to be contributed to the Plan as a Basic Contribution. The election of the Member shall remain in effect until the Member files a new election with the Plan Administrator.

3.2 Matching Contributions. The Employer shall make a Matching Contribution for each Member with respect to each pay period which shall equal $.50 for each $1.00 allocated to such Member's Basic Contribution Account for such pay period. The amount the Employer must contribute to the Plan under this Section 3.2 shall be reduced by any amounts forfeited under Sections 5.3, 8.7 and
     8.13 hereof. The Matching Contribution shall be credited to the Member's Matching Contribution Account. Notwithstanding the preceding, no Matching Contributions shall be made with respect to a Member's Basic Contributions in excess of 6% of his Compensation. The amount of Employer Matching Contributions may be increased or decreased at the discretion of the Board, provided that reasonable notice is provided to Members giving them the opportunity to change their elective deferral percentages.

3.3  Adjustments to Contribution Limits.  Notwithstanding Section
     3.1, the Plan Administrator may limit the maximum Basic
     Contribution percentage for all or a class of Highly Compensated Employees as it determines is necessary or desirable to assure that the Plan satisfies the requirements of Section 8.1.

3.4 Profit Sharing Contributions. The Employer may, in its sole discretion, elect to make a Profit Sharing Contribution to the Plan. The Profit Sharing Contribution shall be allocated among all eligible Members who are Eligible Employees for such Plan Year in proportion to Compensation. For purposes of this Section only, an eligible Member shall be each Member who has completed at least 1,000 Hours of Service for the Employer and is an Employee of the Employer on the last day of the Plan Year. Effective January 1, 1994, the Profit Sharing Contribution shall be allocated based only on Compensation earned during the Plan Year by an Employee while he was a Member of the Plan. Such Member shall be eligible to receive an allocation hereunder whether or not the Member elects to defer a portion of his income to this or any other tax-qualified plan sponsored by the Employer. Each Member's share of the Profit Sharing Contribution shall be allocated to his Profit Sharing Contribution Account.

3.5 Rollover Contributions. An Employee who has been a member of another qualified plan may, with the consent of the Plan Administrator, transfer assets by rollover from said former plan to this Plan. Such transferred assets will be fully vested at all times. Only those assets accumulated in another qualified plan may be transferred to this Plan. Any such transferred assets shall be held in a Rollover Contribution Account in the name of the Employee and shall reflect the net earnings or net losses of the Trust attributable to such employees' Rollover Contribution Account. However, such assets may be commingled for investment purposes and invested in the same manner as other Trust assets. An Employee who makes a Rollover Contribution to this Plan shall not otherwise participate in the Plan until he qualifies as an Eligible Employee hereunder.

3.6 Adjustments to Contributions. A Member may increase the rate of Basic Contributions effective as of any Entry Date by submitting a new election to the Plan Administrator. A Member may decrease the rate of Basic Contributions effective as of the first day of any month. A Member may suspend Basic Contributions at any time by submitting written notice to the Plan Administrator. Suspensions during the Plan Year shall be effective as soon as practicable after the election to suspend is filed with the Plan Administrator. A Member may recommence Basic Contributions to the Plan effective as of any Entry Date by submitting a new written election to the Plan Administrator prior to such Entry Date.

3.7  Distribution of "Excess Elective Deferral" Amounts.
     Notwithstanding any other provision of the Plan, Excess Elective Deferrals as adjusted for income or losses thereon shall be distributed to Members who request a distribution in accordance with this Section.

     A. For purposes of this Section, the following definitions shall have the following meanings:

          (1) "Elective Deferrals" for a taxable year means the sum of all Employer contributions made on behalf of a Member pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under section 457 of the Code, any plan as described under section 501(c)(18) of the Code, and any Employer contributions made on the behalf of a Member for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement.

          (2) "Excess Elective Deferrals" means those Elective Deferrals that are includible in a Member's gross income under section 402(g) of the Code, because they exceed the Dollar Limit. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

     B.   A Member may assign to this Plan any Excess Elective
          Deferrals made during the taxable year of the Member by filing a claim in writing with the Plan Administrator no later than March 1 following the year in which the Excess Elective Deferral was made. Said claim shall specify the Member's Excess Elective Deferral amount for the preceding calendar year; and shall be accompanied by the Member's written statement that if such amounts are not distributed, such Excess Elective Deferral amount, when added to amounts deferred under other plans or arrangements described in section 401(k), 408(k), 457, 501(c)(18) or 403(b) of the Code shall exceed the Dollar Limit for the year in which the deferral occurred. A Member shall be deemed to have given notification described above if the Excess Elective Deferral results from Elective Deferrals to this Plan or other plans of the Employer or Affiliated Companies.

     C. A Member who has an Excess Elective Deferral during a taxable year may receive a corrective distribution during the same year. Such a corrective distribution shall be made if:

          (1) the Member designates the distribution as an Excess Elective Deferral or is deemed to make the designation under paragraph B., above;

          (2) the corrective distribution is made after the date on which the Plan received the Excess Elective Deferral; and

          (3) the Plan Administrator designates the distribution as a distribution of an Excess Elective Deferral.

     D. The Excess Elective Deferral distributed to a Member with respect to a calendar year shall be adjusted to reflect income or loss in the Member's Basic Contribution Account for the taxable year allocable thereto. The income or loss allocable to such Excess Elective Deferral amount shall be determined by the method generally used under the Plan to allocate income or loss to a Member's account.

     E. Excess Elective Deferral amounts, as adjusted for income and losses, shall be distributed to a Member no later than April 15 of the year following the calendar year in which such Excess Elective Deferral was made.

3.8 Overall Limits on Contributions. Contributions made on behalf of any Member during any Plan Year shall be subject to the following:

     A. In no event shall the Annual Addition for a Member exceed the lesser of:

          (1) 25% of the Member's Compensation, under Section 1.14.C., for the Limitation Year; or

          (2) the "defined contribution dollar limitation," which shall mean $30,000, as adjusted by the Secretary in accordance with section 415(d) of the Code.

     B. Basic Contributions made on behalf of a Member during a payroll period which begins in one Plan Year but ends in the next succeeding Plan Year shall be deemed an Annual Addition for the next succeeding Plan Year.

     C. If the excess Annual Addition results from a contribution made under Section 3.1, the excess shall be distributed to the contributing Member to the extent permitted by Treasury regulation 1.415-6(b)(6).

     D. If the Annual Addition must be limited for any Member after application of paragraph C. in order to comply with section 415 of the Code, the excess amounts in the Member's account will be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Member if that Member is covered by the Plan as of the end of the Limitation Year. However, if that Member is not covered by the Plan as of the end of the Limitation Year, then the excess amounts will be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Members in the Plan. Furthermore, the excess amounts will be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Members in the Plan. Excess amounts may not be distributed to Members or former Members except as provided in paragraph C.

     E. For Limitation Years beginning prior to January 1, 2000, if an Employee is or was a Member in any defined benefit plan required to be taken into account for purposes of applying the combined plan limitations contained in section 415(e) of the Code, then for any Limitation Year the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such terms are defined in section 415(e) of the Code, shall not exceed
          1.0. If for any year the foregoing combined plan limitation would be exceeded, the benefit provided under the defined benefit plan shall be reduced to the extent necessary to meet that limitation.

     F. The limitations of this Section 3.8 shall be applied to this Plan before they are applied to any other defined contribution plan of any Affiliated Company. This Section 3.8 shall be satisfied prior to satisfying the ADP test.

     G.   If the Plan satisfied the applicable requirements of section
          415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under section 415(e)(1) of the Code (as revised by this Section) does not exceed 1.0 for such Limitation Year.

     H. If an Affiliated Company maintains or maintained a defined benefit plan and the amount contributed to the Trust in respect of any Plan Year would cause the amount allocated to any Member under all defined contribution plans maintained by an Affiliated Company to exceed the maximum allocation as determined in paragraph D., then the allocation with respect to such Member shall be reduced by the amount of such excess. To the extent administratively feasible, the limitation of this paragraph shall be applied to the Member's benefit payable from the defined benefit plan prior to reduction of the Member's Annual Addition under this Plan. The excess allocation shall be treated in accordance with paragraph C. or D., as applicable.

3.9 Permitted Employer Refunds. Employer contributions hereunder shall be refunded to the Employer under the limited circumstances listed below.

     A. If initial qualification of the Plan under section 401 of the Code is denied by the Internal Revenue Service, Employer contributions shall be returned to the Employer within one year after the denial occurs provided the Employer has filed the application for the determination of qualification of this Plan with the Internal Revenue Service by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which this Plan was adopted, or by such later date as the Secretary of the Treasury may prescribe.

     B. Any contribution made by the Employer due to a mistake of fact shall be refunded to the Employer within one year of such contribution.

     C. Employer contributions are expressly conditioned on deductibility under section 404 of the Code. Any contribution that is disallowed as a deduction shall be refunded to the Employer within one year of such disallowance.

     D. Refunds of contributions due to a failure to initially qualify, disallowance of deduction or mistake of fact shall be governed by the following requirements:

          (1) earnings attributable to the amount being refunded due to disallowance or mistake shall remain in the Plan, but losses thereto must reduce the amount to be refunded; and

          (2) in no event may a refund be made that would cause the Accrued Benefit of any Member to be less than it would have been had a mistaken or disallowed amount not been contributed.

3.10 Timing of Deposits. The Employer shall make payment of the Basic Contribution to the Trust as soon as practicable but no later than the 15th business day of the month following the month in which such contributions were withheld from the Member's Compensation. All other Employer contributions under the Plan shall be deposited to the Trust on or before the due date for filing the Employer's federal income tax return for its taxable year in which the Plan Year ends, including any extension thereto.

3.11 Deduction Limits. No Employer contribution shall be made which exceeds the limitations of section 404(a) of the Code. The limitation of this Section shall apply before limiting contributions under any other qualified retirement plan sponsored by the Employer.

3.12 Allocation of Contributions. Any Basic Contributions which are deposited into the Trust in accordance with Section 3.10 above shall be credited to Members' accounts in accordance with
     Section 3.1 hereof as soon as practicable after such contribution is made in a manner determined by the Plan Administrator. Any Matching Contributions, Profit Sharing Contributions and Top-Heavy Contributions which are deposited into the Trust in accordance with Section 3.10 above shall be credited to Members' accounts in accordance with Sections 3.2, 3.4 and Section 9 hereof as of the last day of the Plan Year for which they are contributed in a manner determined by the Plan Administrator.
     Any Employer contributions remaining in the Trust which are not credited to Members' accounts in accordance with the preceding sentence, shall be applied as of the last day of the Plan Year as follows, under procedures determined by the Plan Administrator:

     A.   To make restoration of prior forfeitures pursuant to Section
          6.5;

     B. To defray administrative costs of the Plan as determined by the Plan Administrator; or

     C. As Top-Heavy Contributions, Additional Basic Contributions, or Additional Matching Contributions.

3.13 Contributions For Periods of Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, all contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent with section 414(u) of the Code, as follows:

     A. Basic Contributions. The Employer shall permit a reemployed Member to make additional Basic Contributions during the period which begins on the date of the reemployment of such Member and has the same length as the lesser of --

          (1) the product of 3 and the period of Qualified Military Service which resulted in such rights, and

          (2)  5 years.

          The amount of additional Basic Contributions permitted under this Section 3.13.A. is the maximum amount of the Basic Contributions that the Member would have been permitted to make under the Plan during the period of Qualified Military Service if the Member had continued to be employed by the Employer during such period and received compensation as determined under Section 3.13.E. Proper adjustment shall be made to the amount determined under the preceding sentence for any Basic Contributions actually made during the period of such Qualified Military Service.

     B. Matching Contributions. The Employer shall make a Matching Contribution on behalf of a Member with respect to any additional Basic Contributions made by the Member pursuant to Section 3.13.A. on the same basis Matching Contributions would have been made under Section 3.2 had such Basic Contributions actually been made during the period of Qualified Military Service.

     C.   Profit Sharing Contributions.  The Employer shall make
          Profit Sharing Contributions on behalf of a reemployed Member pursuant to Section 3.4, based on the Hours of Service the Member would have received during such period if the Member were not in Qualified Military Service, determined based on the Member's average monthly Hours of Service during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

     D.   Limitation on Crediting of Earnings and Forfeitures.
          Nothing in this Section 3.13 shall be construed as requiring (i) any crediting of earnings to a Member with respect to any Basic Contribution or Matching Contribution before such contribution is actually made, or (ii) any allocation of any forfeiture with respect to the period of Qualified Military Service.

     E. Compensation. For purposes of this Section 3.13, a reemployed Member shall be treated as receiving compensation during a period of Qualified Military Service equal to --

          (1) the compensation the Member would have received during such period if the Member were not in Qualified Military Service, determined based on the rate of pay the Member would have received from the Employer but for absence during the period of Qualified Military Service, or

          (2) if the compensation the Member would have received during such period was not reasonably certain, the Member's average Compensation during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

     F. Inapplicability of Certain Limitations. If any contributions are made by a Member or the Employer in accordance with this Section 3.13:

          (1) any such contribution shall not be subject to any otherwise applicable limitation contained in, and the Plan shall not be treated as failing to meet the requirements of, Section 3.8,
               Section 8 or Section 9, and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan with respect to the year in which the contribution is made; and

          (2) any such contribution shall be subject to the limitations referred to in Section 3.13.F.(1) with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury).


SECTION 4

MEMBER ACCOUNTS

4.1  Establishment of Accounts.

     A.   A Basic Contribution Account, Top-Heavy Contribution
          Account, Matching Contribution Account, Profit Sharing Contribution Account and Rollover Contribution Account shall be established for each Member in accordance with Sections 3 and 9, as applicable. All contributions by or on behalf of a Member shall be deposited to the appropriate account in accordance with procedures adopted by the Plan Administrator.

     B. The account of each Employee who was a participant in (a) the Modern Woman Savings and Profit Sharing Plan on January 31, 2000 and who was employed by the Employer on February 1, 2000, or
          (b) the Catherine's Profit Sharing and Retirement Savings Plan on April 30, 2000 and who was employed by the Employer on May 1, 2000, shall be transferred from the Modern Woman Savings and Profit Sharing Plan or the Catherine's Profit Sharing and Retirement Savings Plan, as applicable, to the Plan at such time as may be prescribed by the Plan Administrator. No written request by the Employee shall be required in connection with this transfer. The Plan Administrator shall establish and maintain or cause to be established or maintained, as part of the Trust, an Account for the amounts transferred hereunder (including any subaccounts as may be necessary to account for different types of contributions being transferred), and all relevant data pertaining thereto. All such transferred amounts shall be held by the Trustee for the exclusive benefit of such Employee in accordance with the terms of this Plan, to be commingled, invested, and reinvested with the other assets of the Plan.

4.2 Valuation of Accounts. As of each Valuation Date, the accounts of each Member shall be adjusted to reflect any realized and unrealized gains or losses and income or expense of the Fund according to nondiscriminatory procedures uniformly applied based on the value of the Member's accounts as of the preceding Valuation Date, adjusted in accordance with Section 4.3. The fair market value of the Fund shall be determined by the Trustee and communicated to the Plan Administrator in writing on an annual basis. The Trustee's determination shall be final and conclusive for all purposes of this Plan. The valuation process shall be performed separately for each investment fund. Each Member shall be furnished with a statement as soon as practicable after each calendar quarter setting forth the value of his Accrued Benefit. Notwithstanding the foregoing, the amount of any realized and unrealized gains or losses or income or expense attributable to the General Account maintained under the Trust shall be credited or charged, as the case may be, to such General Account.

4.3 Adjustment to Accounts. When determining the value of a Member's account, any deposits due which have not been deposited to the Fund on behalf of the Member shall be added to his accounts; and any withdrawals or distributions made which have not been paid out shall be subtracted from the accounts according to nondiscriminatory procedures uniformly applied. Similarly, adjustment of accounts for appreciation or depreciation of an investment fund shall be deemed to have been made as of the Valuation Date on which the adjustment relates, notwithstanding that they are actually made as of a later date.

4.4 Directed Investments. A Member's Accrued Benefit shall be invested as directed by each Member in one or more investment funds selected by the Employer or Plan Administrator. The Member shall be solely responsible for the investment of the assets held in his accounts, and neither the Employer or its officials, the Trustee, the Plan Administrator or any other fiduciary of the Plan shall have any responsibility or liability whatsoever for a Member's choice of investment funds, the investment experience of any investment fund, or any loss which may result from the Member's exercise of control over the assets in his accounts.
     The Plan is intended to be a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations section 2550.404c-1.

     The Member may select one or more investment funds in multiples of 5%. Elections with respect to monies already accumulated may be made in multiples of 5%. All elections shall be made in the manner and pursuant to the procedures prescribed by the Plan Administrator. The investment selection of a Member shall apply uniformly to all of the Member's accounts established in accordance with Section 4.1.

4.5 Administration of Investments. Contributions made by or on behalf of a Member shall be invested in the investment fund or funds selected by the Member until the effective date of a new designation which has been properly completed and filed with the Plan Administrator. If any Member fails to make an initial designation, he shall be deemed to have designated the Interest Income Fund. A designation filed by a Member changing his investment option shall apply to investment of future deposits and/or to amounts already accumulated in his accounts. A Member may change his investment option effective as of any Entry Date in the manner and pursuant to the procedures prescribed by the Plan Administrator at least 30 days prior to the Entry Date on which the change is to occur, or within such lesser period prior to the Entry Date which is acceptable to the Plan Administrator.

     Notwithstanding the foregoing, if a Member files a designation with the Plan Administrator which changes his investment selection with regard to amounts already accumulated in his accounts, the Plan Administrator shall effectuate the investment change as of the next Valuation Date.

     Notwithstanding the foregoing, amounts held in the General Account maintained under the Trust which have not been credited to Members' accounts shall be invested in the Interest Income Fund, in accordance with procedures adopted by the Trustee.

4.6 Investments For Terminated Members. Any Member who ceases to be an Employee shall continue to have the authority to direct the investment of his accounts in accordance with the provisions of Sections 4.4 and 4.5.



SECTION 5

VESTING AND FORFEITURES

5.1 Vesting Schedule. A Member shall have a fully vested interest in his Basic Contribution Account, Rollover Contribution Account and ARG Match and Profit Sharing Account at all times. A Member's vested interest in his Matching Contribution Account and Profit Sharing Contribution Account shall be determined by the occurrence of the following events:

     A. full vesting shall occur upon the death or Disability of a Member;

     B. full vesting shall occur when a Member attains his Normal Retirement Date or his Early Retirement Date; and

     C. except as otherwise stated above, the Member's vested percentage in his Matching Contribution Account and his Profit Sharing Contribution Account shall be determined based on his Years of Service in accordance with the following schedule:

                                                Vested
                  Years of Service            Percentage

                  Less than 2 years                0%
                  After 2 years but less than 3   20%
                  After 3 years but less than 4   40%
                  After 4 years but less than 5   60%
                  After 5 years but less than 6   80%
                  After 6 or more years          100%


     D. Notwithstanding the vesting schedule above, the vested percentage of a Member's Accrued Benefit shall not be less than the vested percentage attained as of the later of the Effective Date or adoption date of this amendment and restatement.

5.2  Vesting Schedule with Respect to Modern Woman Match Account.
     A Member who has a Modern Woman Match Account attributable to his participation in the Modern Woman Savings and Profit Sharing Plan shall have a nonforfeitable interest in his Modern Woman Match Account in accordance with the following schedule:

                                                Vested
                  Years of Service            Percentage

                  Less than 2 years                0%
                  After 2 years but less than 3   40%
                  After 3 years but less than 4   60%
                  After 4 years but less than 5   80%
                  After 5 or more years          100%

5.3 Forfeitures. A Member's vested Accrued Benefit shall be determined in accordance with Section 5.1 and/or Section 5.2, if applicable, as of the date he terminates employment. The nonvested portion shall be forfeited on the earlier of the date on which the Member:

     A. receives a distribution of his vested Accrued Benefit, if any, provided that such distribution is made no later than the close of the second Plan Year following the year in which the Member terminates participation in the Plan; or

     B. has five consecutive one-year Breaks in Service measured from the Plan Year in which the Member's date of termination occurs.

     Forfeitures of a Member's Matching Contribution Account and earnings on the Trust Fund which have not been credited to Members' accounts shall be applied as of the last day of the Plan Year in the manner indicated below, under procedures determined by the Plan Administrator:

     A.   To make restoration of prior forfeitures pursuant to
          Section 6.5;

     B. To defray administrative costs of the Plan as determined by the Plan Administrator; or

     C.   As Matching Contributions in lieu of Matching
          Contributions which otherwise would have been made.

     Forfeitures of a Member's Profit Sharing Contribution Account shall first be applied to make restoration of prior forfeitures pursuant to Section 6.5, and then shall be reallocated as additional Profit Sharing Contributions, in accordance with Section 3.4 hereof, to Members still employed on the last day of the Plan Year in which the forfeiture occurs.

     For purposes of the Plan, earnings on the Trust Fund which are credited to Members' accounts pursuant to this Section
     5.3 shall be treated as forfeitures.

     For purposes of this Section 5.3, if the value of a Member's vested Accrued Benefit is zero, the Member shall be determined to have received a distribution of such vested Accrued Benefit on termination of employment. A Member's vested Accrued Benefit shall not include accumulated deductible Employee contributions within the meaning of
     Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

5.4  Change in Vesting Schedule.  A Member with at least three
     Years of Service as of the expiration date of the election period (as set forth below) may elect to have his nonforfeitable percentage computed under the Plan without regard to an amendment or restatement of the Plan which affects the vesting schedule. The Member's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

     A.   the adoption date of the amendment;

     B.   the effective date of the amendment; or

     C. the date the Member receives written notice of the amendment from the Employer or Plan Administrator.

     Any amendment to the vesting schedule shall be subject to the restrictions of Section 14.1.

     For purposes of this Section 5.4, a Member shall be considered to have completed three Years of Service, whether or not consecutive, without regard to the exceptions of section 411(a)(4) of the Code.

SECTION 6

DISTRIBUTIONS

6.1 Distribution of Benefit. A Member who terminates employment for any reason other than death shall be entitled to receive his vested Accrued Benefit. A Member with a vested Accrued Benefit which does not exceed $3,500 (effective January 1, 1998, $5,000), and has never exceeded $3,500 (effective January 1, 1998, $5,000) at the time of any previous distribution, shall be paid under Option A. below. A Member with a vested Accrued Benefit over $3,500 (effective January 1, 1998, $5,000) who is entitled to payment under this Section may elect either Option A. or B.:

     Option A. A lump sum payment as soon as practicable following the Member's termination of employment. The amount payable shall be equal to the Member's vested Accrued Benefit determined as of the Valuation Date coincident with or immediately preceding the date on which payment is made.

     Option B. A lump sum payment after the Valuation Date specified under Option A. as the Member requests, but no later than the April 1 following the later of the calendar year in which the Member terminates employment or attains age 70-1/2. The amount payable shall be equal to the Member's vested Accrued Benefit determined as of the Valuation Date coincident with or immediately preceding the date payment is requested.

     All distributions required under this Section 6 shall be determined and made in accordance with the regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Treasury regulation 1.401(a)(9)-2.

     Notwithstanding any other provision of the Plan to the contrary, if a Member's employment is terminated for any reason, and at the time of this termination of employment an outstanding debt is owed to the Employer, said Member shall not receive a distribution from the Plan until the earlier of death, Disability, the attainment of Normal Retirement Date, or such time as the debt owed is repaid to the Employer.

6.2 Election of Benefits. The Member shall notify the Plan Administrator, in writing, of the form and timing of benefit option elected. An election may be revoked and a new written election may be filed with the Plan Administrator any time prior to the payment of benefits. Payment of benefits shall be made as soon as practicable under the option the Member has elected; provided, however, that payment shall generally not commence until 30 days after the Member has received all information regarding the elections that may be made. Notwithstanding the foregoing, a Member's benefit payment date may commence less than 30 days after such information has been supplied to the Member provided that, after the Member has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Member affirmatively elects a distribution. Notwithstanding the preceding sentence, if a Member who is receiving or is entitled to receive payment of benefits pursuant to Section 6.1 is rehired by the Employer and again becomes an Employee, such benefit payments shall cease until such time as the Member is otherwise entitled to payment of his benefits pursuant to this Section 6.

6.3 Optional Forms of Payment. After August 1, 2001, no optional forms of payment shall be available under this Section
     6.3. On or before August 1, 2001, a Member may elect to receive payment of his Accrued Benefit in the following optional forms:

     A.   a single life annuity;

     B.   a Joint and Survivor Annuity; or

     C. annual cash installment payments over a period not exceeding the lesser of (1) five years or (2) the life expectancy of the Member or the joint life expectancy of the Member and his Beneficiary; provided, however, that former participants in the Catherine's Profit Sharing and Retirement Savings Plan may elect to receive installment payments under this Section 6.3.C. on a monthly or quarterly basis. Each such installment shall be determined by dividing the nonforfeitable value of the Member's Accrued Benefit on the Valuation Date coinciding with or immediately preceding the date of payment by the number of installments remaining to be paid.

     A Member may elect to have such optional form distributed upon attainment of his Early Retirement Date or Normal Retirement Date. A Joint and Survivor Annuity shall be payable with respect to the Member and Surviving Spouse.

     If a married Member elects to have his or her benefit paid in the form of a single life annuity or in annual cash installments over the Member's life expectancy or the joint life expectancy of the Member and his non-Spouse Beneficiary, the Member must make a Qualified Election, in writing, in accordance with Section 6.3.C.

     The terms of any annuity contract purchased and distributed by the Plan to a Member or Beneficiary herein shall comply with the requirements of this Plan. Any annuity contract distributed herein shall be nontransferable.

     D. "Qualified Election" means a waiver of a Joint and Survivor Annuity during the relevant Election Period. The waiver must be in writing and must be consented to by the Member's Spouse. The waiver shall designate that the form of payment shall be a single life annuity and such designation shall not be changed without spousal consent (unless the spousal consent expressly permits designations by the Member without any further consents by the Spouse). The Spouse's consent shall acknowledge the effect of such election and must be witnessed by the Plan Administrator or a notary public. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of a plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver shall be deemed a Qualified Election. Any consent necessary under this provision shall be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated "Spouse." Additionally, a revocation of a prior waiver may be made by a Member without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

     E. "Joint and Survivor Annuity" means an immediate annuity for the life of the Member with a survivor annuity for the life of the Spouse which is 50% of the amount of the annuity which is payable during the joint lives of the Member and the Spouse and which is the actuarial equivalent of the normal form of benefit or, if greater, any optional form of benefit.

          The Member may elect to receive a smaller annuity benefit with continuation of payments to the Spouse at a rate of 75% or 100% of the rate payable to the Member during his lifetime.

     F.   In the case of a Joint and Survivor Annuity, the Plan
          Administrator must notify each Member of, in writing, and no less than 30 and no more than 90 days prior to the annuity starting date:

          (1)  the terms and conditions of the Joint and Survivor Annuity;

          (2) the Member's right to make and the effect of an election to waive the Joint and Survivor Annuity form of benefit;

          (3)  the rights of a Member's Spouse; and

          (4) the right to make and the effect of a revocation of a previous election to waive the Joint and Survivor Annuity.

6.4 Rehire Prior to Distribution of Benefit Distribution. If the Member terminates his employment, elects to receive payment of his Accrued Benefit, and is rehired by the Employer prior to the commencement of a distribution of the Member's Accrued Benefit in accordance with this Section 6, any distribution election made by the Member shall be disregarded.

6.5  Rehire Prior to Incurring Five Consecutive Breaks in
     Service. If the Member terminates his employment and is rehired by the Employer prior to the date that he would incur his fifth consecutive Break in Service, any amounts previously forfeited shall be restored by the Employer if the Member repays the entire amount which was distributed on or before the earlier of five years after the first date on which the Member is subsequently reemployed by the Employer, or the close of the first period of five consecutive one-year Breaks in Service after the distribution. Restoration shall be made from the forfeitures from Profit Sharing Contribution Accounts or, if not sufficient, from special Employer contributions. The Member's vested interest in such an instance shall be determined thereafter as if he did not have a break in employment. If the Member does not repay the amount which was distributed to him, new accounts shall be established upon his reentry into the Plan and the amount forfeited shall not be recovered.

6.6  Death Prior to Distribution.  If a Member dies before his
     Accrued Benefit has been distributed to him, his Accrued Benefit shall be distributed in a lump sum as soon as practicable after the Valuation Date coincident with or next following his date of death.

6.7 Distribution Limitation. Unless a Member elects otherwise, his vested Accrued Benefit shall be distributed to him no later than 60 days after the close of the Plan Year in which occurs the latest of his Normal Retirement Date, the tenth anniversary of the year in which he commenced participation in the Plan or the date of his termination of employment. Notwithstanding the foregoing, the failure of a Member to consent to a distribution while a benefit is immediately distributable within the meaning of this Section shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

6.8 Mandatory Distributions. Notwithstanding any provision of the Plan to the contrary, in the case of a Member who is a "5% owner" (as defined in section 416(i) of the Code) with respect to the calendar year in which the Member attained age 70-1/2, his benefits shall be distributed to him not later than April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2. A Member described in the preceding sentence who has not terminated service with the Employer shall be required to withdraw during any Plan Year only the minimum amount required to satisfy section 401(a)(9) of the Code. The restrictions imposed by this Section shall not apply if a Member has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Member shall be binding upon the Plan Administrator.

6.9  Earnings on Undistributed Benefits.  A Member's Accrued
     Benefit shall share in investment experience in accordance with the provisions of Section 4 until the Valuation Date coincident with or immediately preceding distribution.

6.10 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     A.   Definitions.

          (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective January 1, 1999, any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code.

          (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

          (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.



SECTION 7

WITHDRAWALS AND LOANS

7.1  Withdrawals.

     A. Hardship Withdrawals. A Member may apply in writing to the Plan Administrator for a hardship withdrawal from his Basic Contribution Account and Rollover Account. The withdrawal must satisfy the criteria set forth below, the applicable provisions of Section 7.1.C. and may be approved or disapproved at the discretion of the Plan Administrator under nondiscriminatory standards uniformly applied. Hardship withdrawals from a Member's Basic Contribution Account are not permitted from income on a Member's Basic Contribution, except to the extent of earnings on or before December 31, 1988, nor are such withdrawals permitted to include Employer contributions which were treated as Basic Contributions as a result of the application of the special nondiscrimination requirements under rules prescribed by the Secretary of the Treasury for Employer contributions that are used to satisfy the nondiscrimination testing under Section 8 herein and are subject to the vesting and withdrawal restrictions for Basic Contributions.

          (1) General Rule. A hardship distribution may only be made on account of an immediate and heavy financial need of the Member and in an amount not to exceed the sum necessary to satisfy such financial need.

          (2) Immediate and Heavy Financial Need. The determination of whether a Member has an immediate and heavy financial need shall be made on the basis of whether a request satisfies the definition of "immediate and heavy financial need," including those deemed needs as set forth below. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Member.

          (3) Deemed Immediate and Heavy Financial Need. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of:

               (a) expenses for medical care (as described in section 213(d) of the Code) incurred by the Member, the Member's Spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

               (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

               (c) payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Member, his or her spouse, children or dependents (as defined in section 152 of the Code);

               (d) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

               (e) such other needs as may be allowable under Treasury Regulations, revenue rulings, notices, and other documents of general applicability.

          (4)  Distribution Necessary to Satisfy Financial Need
               (Certification Method). A distribution shall not be treated as necessary to satisfy an immediate and heavy financial need of a Member to the extent the amount of the distribution is in excess of the amount required to relieve the financial need plus anticipated federal, state and local income taxes and penalties on the distribution, or to the extent such need may be satisfied from other resources that are reasonably available to the Member actually known by the Employer. This determination is to be made on the basis of all relevant facts and circumstances and which will not increase the need. A distribution shall be treated as necessary to satisfy a financial need if the Employer reasonably relies upon the Member's representation and the Member certifies in writing that the need cannot be relieved:

               (a) through reimbursement or compensation by insurance or otherwise;

               (b) by reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

               (c) by cessation of elective contributions or Member contributions under the Plan; or

               (d) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          (5) For purposes of this Section, the Member's resources shall be deemed to include those assets of a Member's Spouse and minor children that are reasonably available to the Member. This provision shall be interpreted in a manner consistent with regulations issued by the Internal Revenue Service.

          (6) The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship must be made in a uniform and nondiscriminatory manner.

     B. Withdrawals Permitted After Age 59-1/2. A Member may apply in writing to the Plan Administrator for a withdrawal of all or any portion of his vested Accrued Benefit any time after attaining age 59-1/2. Such withdrawals shall not be subject to the requirements set forth in Section 7.1.A. but are subject to the conditions set forth in Section 7.1.C.

     C. Conditions For Withdrawals. The following conditions apply to withdrawals made under Sections 7.1.A. and 7.1.B.:

          (1) a Member may make only one hardship withdrawal and one age 59-1/2 withdrawal in any twelve-month period; and

          (2) all withdrawals shall be based on the value of the Member's applicable accounts and vested Accrued Benefit as of the Valuation Date immediately preceding or next following the withdrawal request at the Member's request. All withdrawals which are based on the value of the Member's applicable accounts as of the Valuation Date immediately preceding the withdrawal request will be limited to 75% of the Member's vested Accrued Benefit. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, shall base a withdrawal under this Section on the value of a Member's vested Accrued Benefit as of the date of the withdrawal.

7.2 Loans. Effective January 1, 1998, loans shall be permitted in accordance with the provisions of this Section 7.2.

     A.   In General.

          (1) Permissibility. Loans to Members who are parties in interest shall be allowed if, and only if, the Plan Administrator in its sole discretion determines that such loans are to be made. The Plan Administrator shall have the right to require any applicant for a Member loan to secure the written consent of any party for whose benefit there exists a QDRO with respect to the Member's interest under the Plan.

          (2) Application. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Plan Administrator, the Trustee, upon application by such Member on forms approved by the Plan Administrator, may make a loan or loans to such applicant. In no event shall a Member be permitted to have more than one loan outstanding at any one time. No loan shall be approved if the Member has previously obtained a loan within the 12-consecutive-month period preceding the date of the current loan application. No loan shall be approved that would require monthly payments in excess of 25% of the Member's monthly compensation as of the date the loan application would otherwise be approved. No loan shall be approved in an amount less than $1,000. A $100 loan initiation fee shall be deducted from the first of the Member's separate accounts used to satisfy the loan, as provided in Section 7.2.B.(4).

          (3) Limitation on Amount. Loans shall be permissible only from a Member's Basic Contribution Account, Rollover Account, ARG Match and Profit Sharing Account, and the vested portion of the Member's Matching Contribution Account, Profit Sharing Contribution Account and Modern Woman Match Account. In no event shall any loan (when added to the outstanding balance of all loans to the Member) exceed the lesser of (a) 50% of the balance credited to such Member's vested Accrued Benefit or (b) $50,000, less the excess (if any) of the highest outstanding balance of all loans during the 12 months prior to the time the new loan is to be made over the outstanding balance of loans from the Plan on the date on which such loan was made. Loans under any other qualified plan sponsored by the Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

          (4) Equality of Borrowing Opportunity. Loans shall be available to all Members who are parties in interest (as defined in ERISA) on a reasonably equivalent basis; provided, however, that (a) no loan shall be made if the Member cannot qualify for a minimum loan of at least $1,000 and (b) the Plan Administrator may make reasonable distinctions among prospective borrowers on the basis of creditworthiness. Loans shall not be made available to Members who are or were Highly Compensated Employees in an amount (when calculated as a percentage of the borrower's vested interest under the Plan) greater than the amount (similarly calculated) available to other Members.

     B. Loans as Fund Investments. All loans shall be considered as fixed income investments of a segregated account of the Fund directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:

          (1) Security. All loans shall be secured by the pledge of one-half of the Member's entire interest in the Fund, and by the pledge of such further collateral as the Plan Administrator, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.

          (2) Interest Rate. Interest shall be charged at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money. Interest shall be credited to the investment funds in the same manner as the Member directs for his current Plan contributions.

          (3) Loan Term. Loans shall be for terms of 1, 2, 3, 4 or 5 years, except that loans taken for the purpose of acquiring any dwelling unit which is to be used as a principal residence of the Member may be for periods of up to 15 years. Loans shall be non-renewable and non-extendable.

          (4) Investment Funds. Loans (and the related loan initiation fees) shall be made in the following order from the separate accounts comprising a Member's Accrued Benefit: Basic Contribution Account, Rollover Account, Matching Contribution Account, and Profit Sharing Contribution Account. Loans shall be withdrawn proportionately from each investment fund in which the affected separate account is invested. As the loan is repaid, each installment repayment will be allocated among the investment funds in which the Member has elected to have new contributions invested.

          (5)  Default and Remedies.

               (a)  Instances of Default.  In the event that

               (i) a Member terminates employment and fails (or, in the case of a deceased Member, the Beneficiary fails) to repay the full unpaid balance of the loan plus applicable interest by the close of the grace period;

               (ii) the loan is not repaid by the time the promissory note matures;

               (iii)a Member revokes or attempts to revoke any payroll
                    authorization for repayment of the loan without the consent of the Plan Administrator;

               (iv) a Member (other than a Member on a leave as described in subsection (9)) fails to pay any installment in full when due;

               (v) a Member fails to execute a revised promissory note pursuant to subsection (8); or

               (vi) distributions to a Member who has attained age 70-1/2 would require distribution of amounts allocated to the Member's loan, before a loan is repaid in full, the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable. The phrase "close of the grace period" shall mean the date that is 60 days after the last day of the calendar month in which the Member's termination of employment occurs. Notwithstanding anything in this subparagraph (5)(a) to the contrary, a Member's loan shall become payable immediately upon the Member's termination of employment without regard to the grace period
                    (i) if the term of the loan would otherwise expire prior to the end of the otherwise applicable grace period, or (ii) if permitting amounts due to remain unpaid to the end of the otherwise applicable grace period would, if the Member failed to make payment during that period, cause the amount due under the loan (principal and interest) to exceed the maximum loan amount described in subsection 7.2.A.(3).

               (b) Remedies. In the event that a loan becomes immediately due and payable (in "default") pursuant to subparagraph (5)(a), the Member (or his Beneficiary in the event of the Member's death) may satisfy the loan by paying the outstanding balance in full within 60 days. Otherwise, the Member's Accrued Benefit shall be reduced by the amount allocated to the loan before any benefit which is or becomes payable to the Member or his Beneficiary is distributed. The reduction described in the preceding sentence shall occur as soon as administratively practicable following a determination that a loan is in default, in accordance with the following rules:

                    (i) If the Member has terminated employment or died, the Member's vested interest in his Basic Contribution Account, Rollover Account, Matching Contribution Account, and Profit Sharing Contribution Account, shall be reduced in such order and to the extent any such account is security for the loan, by the amount of the unpaid balance of the loan, with interest due thereon, and the Member's indebtedness shall thereupon be discharged.

                    (ii) If the Member has not terminated employment or died,
                         the Member's vested interest in his Basic Contribution Account (if the Member has attained age 59-1/2), Rollover Account, Matching Contribution Account (to the extent the assets of such account have been held by the Plan for at least 24 months or the Member has participated in the Plan for at least five (5) years), and Profit Sharing Contribution Account (to the extent the assets of such account have been held by the Plan for at least 24 months or the Member has participated in the Plan for at least five (5) years), shall be reduced in such order and to the extent any such account is security for the loan, by the amount of the unpaid balance of the loan, with interest due thereon, and the Member's indebtedness shall thereupon be discharged.

               (iii) If the Member has not terminated employment or died and any reduction pursuant to subparagraph (5)(b)(ii) is insufficient to discharge the Member's indebtedness, the Member's vested interest in his Basic Contribution Account, Matching Contribution Account, or Profit Sharing Contribution Account shall be reduced in the manner described in subsection B.(5)(b)(ii), as of the following dates:

                         1)   with respect to the Member's vested
                              interest in his Matching
                              Contribution Account or Profit
                              Sharing Contribution Account, as of
                              the earliest of (A) the date the
                              assets of such account have been
                              held by the Plan for at least 24
                              months, (B) the date the Member has
                              participated in the Plan for at
                              least 5 years, or (C) the date the
                              Member is entitled to a
                              distribution under Section 6.1 or
                              6.5; and

                         2)   with respect to the Member's Basic
                              Contribution Account, as of the
                              earlier of (A) the date the Member
                              attains age 59-1/2, or (B) the date
                              the Member is entitled to a
                              distribution under Section 6.1 or
                              6.5 or a withdrawal from such
                              account under Section 7.1.

                    Any distribution pursuant to this subsection
                    B.(5)(b) shall be deemed to have been
                    distributed to the Member under the terms of the Plan. No action under this subsection B.(5)(b) shall operate as a waiver of the rights of the Employer, the Plan Administrator, the Trustee or the Plan under applicable law. The Plan Administrator also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Member's Accrued Benefit pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

          (6) Loan Statement. Every Member receiving a loan hereunder will receive a statement from the Plan Administrator clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable "truth-in-lending" laws. Each Member receiving a loan hereunder shall be required to sign all documents that the Plan Administrator and the Trustee require before issuance of any loan (including documents evidencing the consent of a party for whose benefit there exists a QDRO, in accordance with subsection 7.2.A.(1)) and shall also be required to remit in cash the applicable fees and all reasonable expenses arising out of the loan transaction.

          (7) Restriction on Loans. The Plan Administrator will not approve any loan if it is the belief of the Plan Administrator that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for federal income tax purposes, or would imperil the status of the Plan or any part thereof under section 401(a) or 401(k) of the Code.

          (8)  Promissory Note.  Any loan made to a Member under this
               Section 7.2 shall be evidenced by a promissory note executed by the Member and, if applicable, consented to by a party for whose benefit there exists a QDRO, in accordance with subsection 7.2.A.(1). Such promissory note shall contain the irrevocable consent of the Member to the payroll withholding described in said promissory note. The Plan Administrator shall have the right to require the Member to execute a revised promissory note if the Plan Administrator determines it is necessary to comply with ERISA or the Code. In the event the Member does not execute such revised promissory note by the date prescribed by the Plan Administrator, the loan shall become due and payable as of such date. In the event that loans have previously been granted to a Member when there has already been an outstanding loan to that Member, all such loans shall be consolidated, and a promissory note shall be issued to reflect the aggregated amount of the loans. An amortization schedule shall be established and interest shall be charged for the consolidated loan at the interest rate determined by the Plan Administrator.

          (9) Repayment. Loans shall be repaid in level installments in each payroll period through payroll withholding; provided, however, that:

               (a) a Member who is not an Employee of an Employer but who is a party in interest; or

               (b) a Member who is an Employee of an Employer but for whom the Plan Administrator has determined that payroll withholding is not practicable,

               shall repay by personal check or in such other manner directed by the Plan Administrator. Loans may be prepaid in full, without penalty, on any installment payment date which occurs at least one year after the loan is made. Partial prepayment is not permitted. In the event of prepayment, the Member may not apply for a new loan until the six-month anniversary of the date on which the loan was prepaid.

               If a Member who is repaying a loan through payroll withholding is granted a leave of absence by an Employer and during which the Member's compensation is insufficient to pay the required loan installment, payment of the loan shall be made by personal check or in such other manner directed by the Plan Administrator during the leave of absence. Notwithstanding the foregoing, if such a Member is granted a leave of absence by an Employer that is for a period of not more than one year, the Plan Administrator may, in its sole discretion, waive repayment during the leave of absence and, upon the Member's return to active employment, (i) reamortize the loan and establish a new payment schedule pursuant to which the loan shall be repaid in full by the original maturity date of the promissory note or (ii) extend the term of the loan by the period of the leave of absence to the extent that such extension does not cause the term of the loan to exceed the maximum period described under Section 7.2.B.(3).

               If a Member who is repaying a loan through payroll withholding is absent during a period of Qualified Military Service, repayment shall be waived during such period and, upon the Member's reemployment by the Employer or an Affiliated Company within the time during which the Employee's right to reemployment is protected by applicable law, the loan payment schedule shall resume with the original maturity date of the promissory note adjusted to reflect the period of Qualified Military Service.
SECTION 8



ACTUAL DEFERRAL AND ACTUAL CONTRIBUTION
PERCENTAGE TESTING


8.1 Actual Deferral Percentage Test. The actual deferral percentage (ADP) of Basic Contributions allocated to Members who are Highly Compensated Employees for the Plan Year shall not exceed the greater of A. or B. as follows:

     A. the ADP of Members who are Non-Highly Compensated Employees for the preceding Plan Year times 1.25; or

     B. the ADP of Members who are Non-Highly Compensated Employees for the preceding Plan Year times 2.0, but not to exceed the ADP of Members who are Non-Highly Compensated Employees by more than 2 percentage points.

     In accordance with Treasury regulations, the Employer may elect to apply the tests of this Section 8.1 based upon the Average Deferral Percentage for Non-Highly Compensated
     Employees for the current Plan Year rather than the preceding Plan Year.

8.2  ADP Formula.

     A. The ADP for a specified group of Members for a Plan Year shall be the average of the Actual Deferral Ratios (ADR) calculated separately for each Member in such group.

          The Plan Administrator shall determine as soon as practicable after the end of the Plan Year whether the ADP for Highly Compensated Employees satisfies either of the tests contained in Section 8.1. In the event neither test is satisfied, the Employer may elect either of the following:

          (1) to reduce the allowable Basic Contribution for Highly Compensated Employees as provided in Sections 8.3 and 8.5; or

          (2) to make an Additional Basic Contribution (subject to the requirements of Section 8.6) for all or a portion of Non-Highly Compensated Employees eligible to make contributions under
               Section 3.1 in a level dollar amount or a uniform percentage of Compensation, as the Employer shall elect, within the time period required by any applicable law or regulation.

     B. The Plan shall take into account the ADRs of all Eligible Employees for purposes of the ADP test. For this purpose, an Eligible Employee is any Employee who is directly or indirectly eligible to make a Basic Contribution under the Plan for all or a portion of a Plan Year, including an Employee who would be eligible but for his failure to make required contributions and an Employee whose eligibility to make Basic Contributions has been suspended because of an election to take a hardship distribution. In the case of an Eligible Employee who makes no elective contributions, the ADR that is to be included in determining the ADP is zero.

     C. A Basic Contribution shall be taken into account for purposes of determining a Member's ADP for a Plan Year only if it relates to Compensation that either would have been received by the Employee in that Plan Year (but for the deferral election) or is attributable to services performed by the Employee in that Plan Year and would have been received by the Employee within 2-1/2 months after the close of that Plan Year (but for the deferral election).

     D. A Basic Contribution shall be taken into account under the ADP test for a Plan Year only if it is contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the contribution relates and is allocated within the Plan Year to which the contribution relates. A Basic Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date.

     E.   The ADR and ADP shall be calculated to the nearest .01%.

8.3  Calculation and Correction of Excess Basic Contributions.
     Should the nondiscrimination tests of Section 8.1 not be satisfied with respect to Basic Contributions for any Plan Year, the Plan Administrator shall (1) determine the amount by which the ADP for the Highly Compensated Employee or Employees with the highest ADP for the Plan Year would need to be reduced to comply with the limit in Section 8.1, (2) convert the excess percentage amount determined under clause (1) into a dollar amount, and (3) reduce the Basic Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Basic Contributions by the lesser of (A) the amount by which the Highly Compensated Employee's Basic Contributions exceeds the Basic Contributions of the Highly Compensated Employee with the next highest dollar amount of Basic Contributions, or (B) the amount of the excess dollar amount determined under clause (2). This process shall be repeated until the Basic Contributions of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2). The Basic Contributions of any Highly Compensated Employee which must be reduced pursuant to this Section 8.3 shall be reduced (i) first, by distributing Basic Contributions not taken into account in determining Matching Contributions under Section 3.2, and (ii) then, by distributing Basic Contributions not described in (i), within 12 months of the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 5.3 regarding the forfeiture of related Matching Contributions will apply. For purposes of determining the necessary reduction, Basic Contributions previously distributed pursuant to Section
     3.7 will be treated as distributed under this Section 8.3.

8.4 Failure to Correct Excess Basic Contributions. Failure to correct excess Basic Contributions by the close of the Plan Year following the Plan Year for which they were made shall cause the cash or deferred arrangement to fail to satisfy the requirements of section 401(k)(3) of the Code for the Plan Year for which the excess Basic Contributions were made and for all subsequent years they remain in the Trust. Also, the Employer shall be liable for a 10% excise tax on the amount of excess Basic Contributions unless corrected by distribution or recharacterization of excess Basic Contributions within 2-1/2 months after the close of the Plan Year for which they were made.

8.5 Distribution of Excess Basic Contributions. Excess Basic Contributions shall be distributed to Members on whose behalf such excess Basic Contributions were made no later than the last day of the Plan Year following the Plan Year for which they were made. Excess Basic Contributions shall be adjusted in the manner utilized under Sections 4.2 and 4.3 to reflect income earned and losses incurred for the Plan Year on the Member's Basic Contributions Account.

8.6  Additional Basic and Matching Contributions.  Additional
     Basic Contributions and Matching Contributions may be treated as Basic Contributions for purposes of the ADP test only if such contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to elective contributions. Additional Basic Contributions and Matching Contributions which may be treated as Basic Contributions must satisfy these requirements without regard to whether they are actually taken into account as Basic Contributions for purposes of satisfying the ADP tests.

     Additional Basic Contributions and/or Matching Contributions may be treated as Basic Contributions only if the conditions described in section 1.401(k)-1(b)(5) of the Treasury regulations are satisfied.

     The amount of the Additional Basic Contribution for Non-
     Highly Compensated Employees, or the reduction in the allowable Basic Contribution deferral percentage for Highly
     Compensated Employees shall be such that at least one of the tests contained in Section 8.1 is satisfied.

8.7 Matching Contributions. Any Matching Contributions (and earnings thereon) made on account of an Excess Contribution or deferral in excess of the Dollar Limit shall be forfeited and shall be used to reduce Matching Contributions for the year of forfeiture.

8.8 Actual Contribution Percentage Test. The actual contribution percentage (ACP) of contributions deposited to the Plan for Members who are Highly Compensated Employees shall not exceed the greater of A. or B. as follows:

     A. the ACP of Members who are Non-Highly Compensated Employees for the preceding Plan Year times 1.25; or

     B. the ACP of Members who are Non-Highly Compensated Employees for the preceding Plan Year times 2.0, but not to exceed the ACP of Members who are Non-Highly Compensated Employees by more than 2 percentage points.

     In accordance with Treasury regulations, the Employer may elect to apply the tests of Section 8.8 based upon the ACP for Non-Highly Compensated Employees for the current Plan
     Year rather than the preceding Plan Year.

8.9  ACP Formula.

     A. The ACP for a specified group of Members for a Plan Year shall be the average of the Actual Contribution Ratios (ACR) calculated separately for each Member in such group.

          The Plan Administrator shall determine as soon as practicable after the end of the Plan Year whether the ACP for Highly Compensated Employees satisfies either of the tests contained in Section 8.8. In the event neither test is satisfied, the Employer may elect either of the following:

          (1) to reduce the allowable Matching Contribution for Highly Compensated Employees as provided in Sections 8.10 and 8.11; or

          (2) to make an additional contribution for all or a portion of Non-Highly Compensated Employees eligible to make contributions under Section 3.1 in a level dollar amount or a uniform percentage of Compensation, as the Employer shall elect, within the time period required by any applicable law or regulation.

     B. The Plan shall take into account the ACRs of all Eligible Employees for purposes of the ACP test. For this purpose, an Eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Matching Contributions, including an Employee who would be eligible but for his failure to make required contributions and an Employee whose right to receive Matching Contributions has been suspended because of an election not to participate. In the case of an Eligible Employee who receives no Matching Contributions, the ACR that is to be included in determining the ACP is zero.

     C. A Matching Contribution shall be taken into account under the ACP test for a Plan Year only if it is made on account of the Eligible Employee's Basic Contributions for the Plan Year contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate and is allocated within the Plan Year to which the contributions relate. Qualified Matching Contributions which are used to meet the requirements of section 401(k)(3)(A) of the Code are not taken into account.

     D.   The ACR and ACP shall be calculated to the nearest .01%.

     E. Additional Basic Contributions may be treated as Matching Contributions for purposes of the ACP test of section 401(m) of the Code only if such contributions are nonforfeitable when made and distributable only under the following circumstances:

          (1) the Employee's Retirement, death, Disability or separation from service;

          (2) the termination of the Plan without establishment of a successor plan;

          (3)  the Employee's attainment of age 59-1/2;

          (4) the sale or other disposition by a corporation to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation; and

          (5) the sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to Employees who continue employment with the subsidiary. Additional Basic Contributions which may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions.

8.10 Calculation and Correction of Excess Aggregate
     Contributions.

     Should the nondiscrimination tests of Section 8.8 not be satisfied with respect to Matching Contributions for any Plan Year, the Plan Administrator shall (1) determine the amount by which the ACP for the Highly Compensated Employee or Employees with the highest ACP for the Plan Year would need to be reduced to comply with the limit in Section 8.8,
     (2) convert the excess percentage amount determined under clause (1) into a dollar amount, and (3) reduce the excess contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employees' Matching Contributions exceeds the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions, or (B) the amount of the excess dollar amount determined under clause (2). This process will be repeated until the Matching Contributions of the Highly Compensated Employees has been reduced by an amount equal to the excess dollar amount determined under clause (2).

     The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the excess contributions that are treated as Employee after-tax contributions (if any) due to recharacterization of such contributions made to another plan, aggregated with this Plan under Section 8.15, for the Plan Year.

8.11 Distribution of Excess Aggregate Contribution.  Excess
     Aggregate Contributions shall be distributed to Members on whose behalf such Excess Aggregate Contributions were made, to the extent vested, no later than the last day of the Plan Year following the Plan Year for which they were made. Nonvested Excess Aggregate Contributions shall be applied as provided in
     Section 8.13. Excess Aggregate Contributions shall be adjusted in the manner utilized under Sections 4.2 and 4.3 to reflect income earned or loss as incurred for the Plan Year on the Member's Matching Contribution Account.

8.12 Additional Contributions.  Basic Contributions and/or
     Additional Basic Contributions may be treated as Matching
     Contributions only if the conditions described in Treasury
     Regulation section 1.401(m)-1(b)(5) are satisfied.

8.13 Forfeitures. Amounts forfeited by Highly Compensated Employees under Section 8.11 shall be treated as an Annual Addition under the Plan and shall be applied to reduce future Employer Matching Contributions. No forfeiture arising under this Section shall be allocated to the account of any Highly Compensated Employee.

8.14 Aggregate Limit. The sum of the ADP and ACP for Highly Compensated Employees, determined after any corrections required to meet the ADP test or ACP test, shall not exceed the Aggregate Limit as defined herein. If the limit is exceeded, then either the ADR or ACR, as the Plan Administrator shall elect, for all affected Highly Compensated Employees, shall be reduced in accordance with Section 8.3. or 8.10., as applicable. The amounts of the reduction for each Highly Compensated Employee shall be treated as an Excess Contribution or Excess Aggregate Contribution, as appropriate. "Aggregate Limit" means the greater of A. or B. below:

     A.   the sum of

          (1) 125% of the greater of the ADP for eligible Non-Highly Compensated Employees or the ACP for eligible Non-Highly Compensated Employees for the applicable Plan Year; and

          (2) two plus the lesser of such ADP or ACP, but not greater than 200% of the lesser amount; or

     B.   the sum of

          (1) 125% of the lesser of the ADP for the eligible Non-Highly Compensated Employees or the ACP for the eligible Non-Highly Compensated Employees for the applicable Plan Year; and

          (2) two plus the greater of such ADP or ACP, but not greater than 200% of the greater amount.

8.15 Special Rules.

     A. The ADR and ACR for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make Basic Contributions, or to have Matching Contributions allocated to his account, or to make after-tax contributions under two or more plans that are maintained by an Affiliated Company shall be determined as if all such contributions were made under a single plan.

     B. In the event that this Plan satisfies the requirements of sections 410(b) and 401(a)(4) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 410(b) and 401(a)(4) of the Code only if aggregated with this Plan, then the contribution percentages and deferral percentages of Members shall be determined as if all such plans were a single plan.

     C. The determination and treatment of the contribution percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

SECTION 9

TOP-HEAVY PROVISIONS

9.1  Top-Heavy Preemption.  During any Plan Year in which this
     Plan is Top-Heavy, as defined in Section 9.2 below, the Plan shall be governed in accordance with this Section, which shall control over other provisions.

9.2 Top-Heavy Definitions. For purposes of this Section, the following definitions shall apply:

     A.   "Compensation" means Compensation as defined in Section
          1.14.C. for an entire Plan Year but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code.

     B. "Contribution Rate" means the sum of contributions made by the Employer under this Plan, excluding salary deferral contributions made under this or any other plan maintained by the Employer on behalf of Non-Key Employees, plus forfeitures allocated to the Member's accounts for the Plan Year, divided by his Compensation for the Plan Year. To determine the Contribution Rate, the Plan Administrator shall consider all qualified defined contribution plans (within the meaning of the Code) maintained by the Employer as a single plan.

     C.   "Determination Date" means the last day of the preceding
          Plan Year, except that in the initial Plan Year, Determination Date means the last day of such Plan Year. For purposes of testing the Top-Heavy status of Required and Permissive Aggregation Groups, Determination Date means the last day of each respective plan's Plan Year which occurs in the calendar year coincident with the Determination Date of this Plan.

     D. "Key Employee" means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the "Determination Period" was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the employer if such individual's compensation exceeds 100% of the dollar limitation under section 415(c)(1)(A) of the Code, a 5% owner of the Employer, or a 1% owner of the Employer who has an annual compensation of more than $150,000. The "Determination Period" is the Plan Year containing the determination date and the four preceding Plan Years.
          The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

     E. "Non-Key Employee" means any Employee currently eligible to participate in the Plan who is not a Key Employee.

     F.   "Permissive Aggregation Group" means the Required
          Aggregation Group plus any other qualified plans maintained by the Affiliated Companies, but only if such resultant group would satisfy, in the aggregate, the requirements of sections 401(a)(4) and 410 of the Code. The Plan Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group.

     G.   "Required Aggregation Group" means:

          (1) each qualified plan of the Affiliated Companies (including any terminated or frozen plan that covered a Key Employee and was maintained within the five-year period ending on the Determination Date) in which at least one Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years; and

          (2) any other qualified plan of the Affiliated Companies which enables a plan described in (1) above, to meet the requirements of sections 401(a)(4) or 410 of the Code.

     H. "Top-Heavy" shall describe the status of the Plan in any Plan Year if the "Top-Heavy Ratio" as of the Determination Date exceeds 60%.

          (1) "Top-Heavy Ratio" is a fraction as of the Determination Date, as follows:

               Accrued Benefit of all Key Employees
               ------------------------------------
               Accrued Benefits of all Employees

          (2) Notwithstanding (1) above, the Top-Heavy Ratio shall be computed pursuant to section 416(g) of the Code, and any regulations issued thereunder.

          (3) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy (within the meaning of section 416(g) of the Code), the accrued benefit of an Employee other than a Key Employee (within the meaning of section 416(i)(1) of the Code) shall be determined (a) under the method, if any, that uniformly applies for accrual purposes under all plans maintained by Affiliated Companies or, if there is no such method, then (b) as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code.

          (4)  If an individual is not a Key Employee but was a Key
               Employee in a prior year or if any individual has not performed services for the Employer at any time during the five-year period ending on the Determination Date, any Accrued Benefit for such individual shall not be taken into account in determining the Top-Heavy status of the Plan.

          (5) The value of account balances and the present value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

          (6) The Accrued Benefit shall include any part of any account balance distributed in the five-year period ending on the Determination Date.

          (7) The present value shall be based only on the interest rate and mortality rates specified in the defined benefit plan.

          (8) Rollover Contributions initiated by an Employee and accepted by this Plan will not be considered part of a Member's Accrued Benefit for purposes of computing the Top-Heavy Ratio if the Rollover Contribution came from a plan not maintained by the Employer or an Affiliated Company.

9.3 Aggregation of Plans. All Required Aggregation Groups shall be considered (pursuant to section 416(g) of the Code) with this Plan in determining whether this Plan is Top-Heavy.

     A. If such aggregation constitutes a Top-Heavy group, each plan so aggregated shall be considered Top-Heavy.

     B. If such aggregation does not constitute a Top-Heavy group, none of the plans so aggregated shall be considered Top-Heavy. At the direction of the Plan Administrator and subject to the restrictions of sections 401(a)(4) and 410 of the Code, Permissive Aggregation Groups may be considered with this Plan plus any Required Aggregation Groups to determine whether such group is Top-Heavy. If such aggregation does not constitute a Top-Heavy group, none of the plans so aggregated shall be considered Top-Heavy.

9.4 Minimum Contribution Rate. Subject to Section 9.6 below, for any Plan Year in which this Plan is Top-Heavy, a minimum contribution shall be made for each Non-Key Employee as of the last day of the Plan Year which shall equal the lesser of:

     A.   3% of Compensation; or

B. the highest Contribution Rate received by a Key Employee in that Plan Year.

     This Top-Heavy Contribution shall be made irrespective of such Non-Key Employee's Hours of Service, Compensation or failure to make contributions, as applicable hereunder.

9.5 Deposit of Minimum Contribution. The Plan Administrator shall deposit any minimum contribution made under this Section to a "Top-Heavy Contribution Account" for each Non-Key Employee. Such account shall become part of his Accrued Benefit and shall vest pursuant to Section 5.1.

9.6  Combined Defined Benefit and Defined Contribution Plans.
     Effective prior to January 1, 2000, in the event that the Employer maintains a defined benefit and a defined contribution plan,

     A. and the defined benefit plan benefits a Key Employee and depends on this Plan to satisfy sections 401(a)(4) and 410 of the Code, the minimum Contribution Rate for Non-Key Employees hereunder shall be 5% irrespective of the Contribution Rate for Key Employees (unless the Employee provides for the minimum required Top-Heavy benefit accrual for the Plan Year under the defined benefit plan); and

     B. the figure "1.0" shall be substituted for the figure "1.25" as it applies in Section 3.8.E. if:

          (1)  the Top-Heavy Ratio exceeds 90%, or

          (2) the Plan is Top-Heavy for the Plan Year, and the Contribution Rate under Section 9.4 is less than 7-1/2% (unless the Employer provides for the minimum required Top-Heavy benefit accrual for the Plan Year under the defined benefit plan).



SECTION 10

DESIGNATION OF BENEFICIARY

10.1 Named Beneficiary. Each Member may designate on a form filed with the Plan Administrator a Beneficiary to whom, in the event of the Member's death, all benefits or any unpaid balance of benefits shall be payable. However, each married Member who designates a Beneficiary other than his Spouse must provide the Plan Administrator with a spousal consent to the designation of such other Beneficiary. Such spousal consent shall set forth the effects of such waiver and must be either notarized or witnessed by a Plan representative. Subject to such spousal consent, the Beneficiary so designated may be changed by the Member at any time. Notwithstanding the foregoing, if the Member establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the designation shall be valid. The facts as shown by the records of the Plan Administrator at the time of death shall be conclusive as to the identity of the proper payee and the amount properly payable and payment made in accordance with such facts shall constitute a complete discharge of any and all obligations hereunder.

10.2 No Named Beneficiary. If no beneficiary designation is on file with the Plan Administrator at the time of death of the Member, or if such designation is not effective for any reason, then such death benefit shall be payable to the deceased Member's Spouse, if living. If such Spouse is not living, payment shall be made to the deceased Member's estate.



SECTION 11

MANAGEMENT OF THE FUND

11.1 Contribution Deposited to Trust.  All contributions to the
     Plan by the Employer and Employees shall be committed in trust to the Trustee selected by the Plan Sponsor subject to the terms of the Trust created by the Trust Agreement, to be held, managed, and disposed of by the Trustee in accordance with the terms of the Trust and this Plan. The Trustee selected may be changed from time to time by the Plan Sponsor.

11.2 No Reversion to Employer. The Trust shall contain such provisions as shall render it impossible, except as is provided under Sections 3.9 and 12.3, for any part of the corpus of the Trust or income thereon to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries.



SECTION 12

DISCONTINUANCE AND LIABILITIES

12.1 Termination. The Plan may be terminated, in whole or in part, at any time and for any reason by the Plan Sponsor, but only upon condition that such action is taken under the Trust Agreement or otherwise, as shall render it impossible at any time under the Trust for any part of the corpus of the Trust or income thereon to be at any time used for, or diverted to purposes other than for the exclusive benefit of, active and retired employees, except as is provided under Sections 3.9 and 12.3. If the Plan is terminated the Fund shall be held for distribution by the Trustee, who shall distribute to the Members then participating in the Fund the full amount standing to their credit on the date of such termination, less the administrative costs to the Trustee for such distribution, in accordance with the methods specified under Section 6. Whole or partial termination of the Plan shall result in full and immediate vesting in each affected Member of his entire Accrued Benefit, and there shall not thereafter be any forfeitures with respect to any such affected Member for any reason. Termination of the Plan shall be effective as of the date specified by a written instrument of termination executed by the Board or its delegates.

     In the event that the Employer sponsors any other defined contribution plan, if a Member does not consent to a distribution upon termination of this Plan, that Member's
     Accrued Benefit shall be transferred to the other aforesaid defined contribution plan.

     Notwithstanding the foregoing, if the Employer sponsors any other defined contribution plan, all salary deferral contributions will be transferred to said plan upon the termination of this Plan.

12.2 No Liability for Employer. The Employer shall have no liability with respect to the payment of benefits or otherwise under the Plan, except to pay over to the Trustee as provided in the Plan such contributions as are made by the Employer and any and all contributions made by the Members. Further, the Employer shall have no liability with respect to the administration of the Trust or of the Fund held by the Trustee, and each Member and/or Beneficiary shall look solely to the Fund for any payments or benefits under the Plan.

12.3 Administrative Expenses. The Employer may elect to pay all administrative expenses of the Plan, including compensation of the Trustee, consultants, auditor and counsel, but the Employer shall not be obliged to pay such expenses. If Employer elects not to pay such expenses, they shall be paid from the Trust. Any expenses directly relating to the investments of the Trust, such as taxes, commissions, and registration charges, shall be paid from the Trust.

12.4 Nonforfeitability Due to Termination. Upon termination, partial termination or upon complete discontinuance of contributions under the Plan, the rights of all affected
     Employees to their Accrued Benefits accrued to the date of such termination, partial termination or discontinuance, shall become nonforfeitable.

12.5 Exclusive Benefit Rule. This Plan and Trust are for the exclusive benefits of the Members and their Beneficiaries. This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that the Trust satisfy those provisions of the Code relating to employees' trusts.

12.6 Mergers. In the case of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan, provisions shall be made so that each Member in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

12.7 Non-Allocated Trust Assets. Any portion of the Fund which is unallocated at the time of termination of the Plan shall be allocated among Members of the Plan in a nondiscriminatory manner selected by the Plan Administrator.



SECTION 13

ADMINISTRATION

13.1 Appointment of Plan Administrator. The Board may appoint an individual or committee to act as Plan Administrator. The Plan Administrator may be removed by the Board at any time and may resign at any time by submitting a written resignation to the Board. A new Plan Administrator shall be appointed as soon as practicable in the event that the Plan Administrator is removed or resigns from his position. If no Plan Administrator is appointed, the Plan Sponsor shall act as Plan Administrator through its officers and employees.

13.2 Responsibilities and Duties. The Plan Administrator shall report annually to the Board concerning the performance of the Trustee. The Plan Administrator shall administer the Plan for the exclusive benefit of the Employees, Members and their Beneficiaries and shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan. The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. Any such corrections, reconciliations, interpretations, determinations and completions of the Plan provisions by the Plan Administrator shall be final, binding and conclusive upon all parties, including the Employer, the Employees, their families, dependents and any alternate payees. The Plan Administrator shall have such powers and duties as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty to:

     A. Determine all questions relating to the eligibility of Employees to participate or remain a Member hereunder;

     B. Make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

     C. Make certain ministerial, administrative or technical amendments to the Plan;

     D. Interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated;

     E. Compute or cause to be computed the amount of benefit which shall be payable to any Member or Beneficiary in accordance with the provisions of the Plan;

     F. Authorize disbursements from the Trust, provided, however, that any instructions of the Plan Administrator to the Trustee shall be evidenced in writing and signed by two members of the Plan Administrator delegated with such authority by a majority of the Plan Administrator;

     G. Employ such advisors (including but not limited to attorneys and independent public accountants) and such other technical and clerical personnel as may be required in the Plan Administrator's discretion for the proper administration of the Plan;

     H. Designate, by written instrument maintained in the Company's files, persons to carry out all or part of the responsibilities of the Plan Administrator. Such persons shall have such authority as may be delegated to them in such instruments;

     I. Maintain all necessary records for the administration of the Plan;

     J. Prepare and file, or cause to be prepared and filed, all information and reports to the Internal Revenue Service and the Department of Labor, and to supply such information and notices to Members, Beneficiaries, and others as may be required by applicable federal and state law;

     K. Assist any Member regarding his rights, benefits, or elections available under the Plan; and

     L. Review the activities of any person designated to carry out the powers or duties of the Plan Administrator and to report to the Board at least once each year on the overall administration of the Plan.

13.3 Claims Procedure. Each Member or Beneficiary must claim any benefit to which he believes he is entitled under this Plan by a written notification to the Plan Administrator.

     The Plan Administrator shall decide a claim within 90 days of the date on which the claim is filed, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time; provided, however, that no extensions shall be permitted beyond 90 days after the date on which the claimant received notice of the extension of time from the Plan Administrator. If the Plan Administrator fails to notify the claimant of his decision to grant or deny such claim within the time specified by this paragraph, such claim shall be deemed to have been denied by the Plan Administrator and the review procedure described below shall become available to the claimant.

     If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

     A.   the specific reason for the denial;

     B. a specific reference to the Plan provision on which the denial is based;

     C. a description of additional information necessary for the claimant to perfect his claim, and an explanation of why such material is necessary; and

     D.   an explanation of the Plan's claim review procedure.

          The claimant shall have 60 days to request a review of the denial of his claim by the Plan Administrator who shall provide a full and fair review. The request for review must be written and submitted to the same person who handles initial claims. The claimant may review pertinent documents, and he may submit issues and comments in writing. The decision by the Plan Administrator with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

13.4 Trustee Has Authority to Invest. All Funds of the Plan shall be invested by the Trustee in accordance with the provisions of the Plan and Trust Agreement. To the extent that individual Members are permitted to direct investment of their account balances, and to the extent a Member exercises such right to direct investment, the Trustee shall be relieved from any liability therefor.

13.5 Indemnification. The Plan Sponsor shall indemnify any individual who is serving as Plan Administrator or who is acting on behalf of the Plan Sponsor in this capacity from any and all liability that may arise by reason of his action or failure to act concerning this Plan, excepting any willful misconduct or criminal acts.

13.6 Removal For Personal Involvement. No individual may participate in the consideration of any matter of or question concerning the Plan which specifically and uniquely relates to him because of his participation under the Plan.



SECTION 14

AMENDMENTS

14.1 Amendment Restrictions. The provisions of this Plan may be amended at any time and from time to time by written instrument of amendment executed by the Board on behalf of the Plan Sponsor or by any representative so authorized pursuant to this Section 14, provided that:

     A. no such amendment shall be effective unless this Plan, as so amended, shall be for the exclusive benefit of persons in, or formerly in, the employ of Employer, or their Beneficiaries;

     B. no such amendment shall operate to deprive a Member of any rights or benefits irrevocably vested in him under the Plan prior to the later of the date such amendment is adopted or becomes effective;

     C. no such amendment shall be effective to the extent that it decreases a Member's Accrued Benefit. For purposes of this Section 14, a Plan amendment which has the effect of decreasing a Member's Accrued Benefit or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an Accrued Benefit.

     If any amendment shall be necessary or desirable to conform to the provisions and requirements of the Code or any amendment thereto, or any regulation issued pursuant thereto, no such amendment shall be considered prejudicial to the interest of a Member or his Beneficiary, or a diversion of any part of Fund to a purpose other than for their exclusive benefit.

14.2 Amending the Plan. The Board may amend the Plan at any time by resolution or by such other action permitted by the Plan Sponsor's charter, by-laws, or such other method permitted by the laws of the state of incorporation of the Plan Sponsor. A copy of any such amendment shall be provided to the Trustee and the Plan Administrator.

14.3 Retroactive Amendments. Any modification or amendment of the Plan may be made retroactive if such retroactivity is deemed to be necessary in order for the Plan to conform to or satisfy the conditions of any law, governmental regulations or ruling, or to meet the requirements of applicable sections of the Code or the corresponding regulations.

SECTION 15



MISCELLANEOUS

15.1 "Spendthrift" Provision. Except with respect to a federal tax levy under section 6331 of the Code, federal income tax withholding, withdrawals and loans under Section 7, and, effective August 5, 1997, offsets for judgments and settlements described in section 401(a)(13)(C) of the Code, no benefit under the Plan shall be subject in any manner to anticipation, pledge, encumbrance, alienation, levy or assignment, nor to seizure, attachment or other legal process for the debts of any Employee, Member or Beneficiary, unless required by law.

15.2 QDRO Exception. Notwithstanding Section 15.1, in the event that a domestic relations order (as defined by section 414(p) of the Code) is issued with respect to any Member, the Plan Administrator shall notify the Member and the alternate payee(s) of the order received and shall separately account for the alternate payee's interest, in the name and for the benefit of, the alternate payee as if the order received were a Qualified Domestic Relations Order ("QDRO") (as defined by section 414(p) of the Code). Upon receipt of the domestic relations order, the Plan Administrator shall review such order, in accordance with written administrative procedures, to determine if such order is a QDRO. Within 18 months of the receipt of the order, the Plan Administrator shall proceed with either A. or B. as follows:

     A. if the order is determined to be a QDRO, the Plan Administrator shall pay the alternate payee(s), notwithstanding Section 6, (i) at the time specified in such order or, if the order permits, (ii) as soon after the Plan Administrator approves the order as is administratively feasible provided such distribution is permitted under applicable provisions of the Code; or

     B. if the order is determined not to be a QDRO, or the issue remains undetermined, the Plan Administrator shall reinstate the portions of the Member's Accrued Benefit segregated in accordance with the above and, if appropriate under Section 6 of the Plan, pay such amounts to the Member or Beneficiary(ies) who are otherwise entitled to such benefit.

     If, 18 months after issuance of the order, a determination is made that the order is a QDRO, the determination shall be applied prospectively only.

15.3 No Guarantee of Employment. Nothing contained in this Plan or the Trust shall be held or construed to create any liability upon the Employer to retain any Employee in its employ. The Employer reserves the right to discontinue the services of any Employee without any liability except for salary or wages that may be due and unpaid whenever, in its judgment, its best interests so require.

15.4 Controlling Law. The Plan shall be construed, administered and governed in all respects in accordance with the laws of the Commonwealth of Pennsylvania to the extent such laws are not superseded by federal law. If any provision herein is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


                                   CHARMING SHOPPES, INC.



     ATTEST:                       DATE:_________________________


     _______________________      By:_____________________________
     Secretary                          Authorized Officer